UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Osmotica Pharmaceuticals plc

Commission File Number: 001-38709

Ireland (State or other jurisdiction of incorporation)	Not Applicable (IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

(908) 809-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares	OSMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 27, 2021, Osmotica Pharmaceuticals plc (the “Company”), and certain of its wholly owned subsidiaries, completed the previously disclosed divestiture of the Company’s legacy products business (the “Legacy Business”). The divestiture was consummated through the sale of the equity interests of certain of the Company’s indirect subsidiaries and other assets comprising the Legacy Business to Acella Holdings, LLC (the “Purchaser”), an affiliate of Alora Pharmaceuticals, LLC (“Alora”), for approximately $111 million in cash, subject to customary post-closing adjustments, and the contingent right to receive post-closing payments of up to an additional $60 million upon the achievement of certain milestones related to continued market exclusivity for a specified period of time or net sales volume of certain products of the Legacy Business following the closing of the divestiture.

The foregoing description of the divestiture does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement among the Company, certain of its wholly owned subsidiaries, the Purchaser and Alora, dated June 24, 2021, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2021, the full text of which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2021, which is incorporated into this Item 2.04 by reference, in connection with the Company’s entry into the Purchase and Sale Agreement, it entered into a Contingent Amendment Agreement, dated as of June 24, 2021, among the Company, Osmotica Pharmaceutical Corp and Valkyrie Group Holdings, Inc. (the “Borrowers”), certain other subsidiaries of the Company, and all of the lenders party to the Borrower’s existing credit agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment provided, among other things, that (i) the Company would contribute substantially all of its cash on hand to the Borrowers upon closing of the divestiture referenced in Item 2.01 above and (ii) the Borrowers would make payments to reduce the outstanding term loan balance to $30 million upon closing of the divestiture. Accordingly, in connection with the closing of the divestiture referenced in Item 2.01 above, the Borrowers repaid approximately $179 million aggregate principal amount of their outstanding term loan balance on August 27, 2021. The maturity of the $30 million of remaining term loans is November 21, 2021.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment dated June 24, 2021, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2021, the full text of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the Transaction discussed in Item 2.01 above are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Osmotica Pharmaceuticals plc

104	The cover page from this Current Report on Form 8-K of Osmotica Pharmaceuticals plc, formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2021		Osmotica Pharmaceuticals plc

	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer